LICENSE AND ACQUISITiON AGREEMENT

This LICENSE AND ACQUISITION AGREEMENT (this “Agreement”). dated as of January 14, 2019 (the “Effective Date”), is between Hudilab, Inc. d/b/a/ Endless Relief, a Colorado corporation (“Sellet”), on the one hand and Pure Health Products, LLC, a New York limited liability company (“Buyer”), and Canbiola, Inc., a Florida corporation (“CANB”) on the other band.

RECITALS

A. Buyer is a wholly owned subsidiary of CANB and in lhe business of manufacturing products containing cannabidiol (“CBD”).

B. CANB’s common stock is publicly traded and quoted on OTC Markets’ QB marketplace (“OTCQB”).

C. Seller has developed proprietary technology and methods to infuse CBD into TENS electrode and other non-electrode pads for pain management and soreness (collectively, the “Pads”) whereby the adhesion is not affected, the CBD penetrates lhe skin, and the pads are reusable (lhe “Technology”).

D. The Technology is comprised of (among other things) lhree liquid components (parts A+B+C) (lhe “Components”) that get mixed together and added to Pads together with up to 400mg CBD and 200tng terpenes (the final product of which being referred to herein as, “Products”).

E. Buyet desires to acquire from Seller, and Seller desires to license and sell to Buyer, the Technology pursuant to the terms and conditions of this Agreement.

AGREEMENT

The parties agree as follows:

Article L TECHNOLOGY ACQUISITION

Section 1.0 I Assets Purchased. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the Technology, including all patents, formulations, know-how, trademarks, trade names, copyrights, service marks, all registrations for them, all applications pending for them, and all other proprietary rights and intangible property of Seller relating to the Technology and Components, including trade secrets, inventions, technology, software, operating systems, customer lists, customer relationships, customer agreements, customer understandings, drawings, blueprints, know-how, formulae, slogans, processes, and operating rights and all olher similar items such items used by Seller for lhe production of the Technology and Components, including all derivative works of the foregoing (the “Assets”).

Section 1.02 Liabilities. Buyer shall not assume any liabilities of Seller and the Assets will be free of all liabilities, obligations, liens, and encumbrances.

Section 1.03 Purchase Price. The purchase price for the Assets (the “Purchase Price”) will be as follows:

(a)	Shares. CANB shall issue 7,500,000 shares of its common stock (the “Shares”) to Buyer.

(b)	Royalty. Buyer shall pay to Seller a portion of Buyer’s Gross Margin (a “Royalty”) from the sale of Products by Buyer or CANB equal to: (a) I0% for all sales of Products to customers not introduced to Buyer or CANB by Seller, and 20”/o for all sales of Products to customers that were introduced to Buyer or CANB by Seller. As used herein, “Gross Margin” shall mean the amount equal to all revenues received by Buyer from the sale of Products, less all costs and expenses of manufacturing the Products, fulfilling and shipping Product orders, returns and replacements of Product , license fees, taxes, and other direct expenses, the cost of any defense of liability claims or legal defense related directly to the Products, and direct marketing and packaging costs such as table displays, trade show participation, advertising, and similar activities, but not corporate overhead or burden. The Royalty will be paid on the fifteenth (151h) day of each month following the Closing to the account designated by Seller. Buyer shall further provide Seller with an auditable accounting of each Royalty in conjunction with the above payments.

Section 1.04 Closing. The closing of the Purchase of the Assets (“Closing”) will occur not later than January 31, 2019 (“Closing Date”) electronically or at such time and place as agreed to by the parties. At Closing, Buyer shall deliver a duly executed certificate(s) for the Shares to Seller as specified by the Seller, and Seller shall deliver the Assets, including the exact formula and process for making and combining the Components and all documentation and written know-how relating to the Assets into escrow with an escrow agent agreed by all parties pursuant to escrow instructions mutually agreed by the parties. The escrow agent will be instructed to release the Assets to Buyer on the date ten (10) years from the Closing Date or once Seller is no longer able to provide Buyer with the Components as agreed herein or the date on which Buyer or CANB ceases production of Products or divests itself of its Product division and the Assets, whichever occurs first (“Escrow Termination Date”). Upon the Escrow Termination Date, once the Assets have been released to Buyer, all obligations of the parties to one another will cease, except for Buyer’s obligation to pay Seller its Royalty.

Section 1.05 New Products. If Seller develops any derivative works or products from or using the Assets prior to the Escrow Termination Date (“Derivative Assets”), such Derivative Assets will be considered an Asset of Buyer’s and immediately placed in escrow and subject to the below License granted in Section 1.07 and the other provisions of this Agreement, and Buyer will owe Seller Royalty for Products containing the Derivative Assets. Seller may not create Derivative Assets following the Escrow Termination Date.

Section 1.06 Supply of Components. Until the Escrow Termination Date, Seller agrees to produce and provide to Buyer as much of the Components as requested by Buyer for integration in its Products; provided that, Buyer must request the Components from Seller in writing at least three (3) weeks prior to the date the Components are to be delivered to Buyer. Buyer will pay Seller for the actual documented cost of Seller’s production of the Components, including all reasonable out of pocket expenses, raw materials, shipping and reasonable labor with fifteen (15) days from delivery of the invoice for such Components. If Seller is unable to provide any requested Components to Buyer for sixty (60) consecutive days, the Escrow Termination Date will occur on the 60”’ such day and the Assets will be released to Buyer. Seller agrees not to provide any third party with Components or any products containing or derived from the Assets. Until the Escrow Termination Date, Buyer agrees to acquire Components solely from Seller, in the amount of at least $50,000 per year.

Section 1.07 License. Seller hereby grants to Buyer and CANB an exclusive, irrevocable license to use the Assets in the manufacture, promotion and sale of Products until the Escrow Termination Date when the Assets transfer to Buyer.

Section 1.08 Title. Title to the Assets will transfer at the Escrow Termination Date. The risk of loss, damage, or destruction to or infringement upon or from any of the Assets will be borne by Seller before the Escrow Termination Date, after which time such risk will be borne by Buyer.

Section 1.09 Seller’s Assistance. Upon Closing, Seller will provide Buyer and its employees with training for the blending, application and packaging of Products using the Technology. Buyer shall pay for Seller’s reasonable travel and lodging costs associated with such training, provided that Buyer has prior approved such expenses in writing. In addition, Buyer may, from time to time and at any time prior to the Escrow Termination Date, request the assistance of Seller, which assistance will not be unreasonably withheld, to answer Product formula-related questions, technical questions, and general business questions. Buyer shall cover all reasonable out-of-pocket and other related expenses for Seller’s assistance. To the extent that any new Products are developed through the above assistance of Seller, they shall be considered Derivative Assets and subject to the Royalty.

Article II. SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Buyer and CANB as follows (which will be true as of Closing and Escrow Termination Date):

Section 2.0I Corporate Existence. Seller is a corporation duly incorporated and legally existing under the laws of the state of Colorado and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. Seller has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate the Assets and to carry on its business as now conducted.

Section 2.02 Authorization. Seller has duly authorized the execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which Seller is a party, as the case may be. This Agreement and the Related Agreements, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with their respective terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance. The execution and delivery by Seller of this Agreement, and the fulfillment of and compliance with the respective terms hereof by Seller, do not and will not (a) conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract; (b) result in the creation of any lien, security interest, charge, or encumbrance on the Assets; (c) result in a violation of the operating agreement of Seller or any law, statute, rule, or regulation to which Seller is subject; or (d) result in a violation of any order, judgment, or decree to which Seller is subject; or (e) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body.

Section 2.03 Brokers and Finders. Seller has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment.

Section 2.04 Transfer Not Subject to Encumbrances or Third-Party Approval. The execution and delivery of this Agreement by Seller, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

Section 2.05 Compliance with Codes and Regulations. Seller has all licenses and permits required to legally manufacture the Components and has no knowledge, after reasonable investigation, that the Assets violate any provisions of any applicable local or state ordinances, orders, or regulations.

Section 2.06 Litigation. No action, suit, proceeding, order, investigation, or claim is pending or, to the best of Seller’s knowledge, threatened against Seller or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Seller’s knowledge, any governmental investigations or inquiries; and, to the best knowledge of Seller, no basis exists for any of the foregoing.

Section 2.07 Compliance with Laws. To the best of Seller’s knowledge, (a) Seller has at all relevant times conducted its business in compliance with its articles of incorporation and bylaws, and is in compliance with the laws of the State of Colorado, and local ordinances and zoning laws; and (b) Seller is not in violation of the laws of the State of Colorado or local ordinances and zoning laws. Seller is not subject to any outstanding order, writ, injunction, decree, or judgment and Seller has not been charged with, or threatened with a charge of, a violation of any provision of federal, state, or local law or regulation.

Section 2.08 Title to and Condition of Assets.

(a)	Seller owns all the Assets free and clear of all liens, pledges, security interests, options, claims, charges, or other encumbrances or restrictions of any kind.

(b)	Seller has (and at Escrow Temrination Date will have) good and marketable title to the Assets.

(c)	There are no defects or liabilities that might detract from the value of the Assets, interfere with any present or intended use of any of the Assets, or affect the marketability of the Assets.

(d)	Seller is not aware of any claim of infringement relating to the Assets.

Section 2.09 Shelf Life. The Components have a shelflife of one (1) year.

Section 2.10 Investment.

(a)	The Seller understands that the Shares are a speculative investment and involves a risk of loss of Seller’s investment.

(b)	The Seller understands that the Shares are “restricted securities” and Seller may be unable to liquidate its investment in the Shares, however, should the Buyer file a registration statement at any time in the future, registering any common stock for any purpose, Sellers shall be entitled to “Piggy-Back” Registration rights to have any remaining Seller shares registered in that offering.

(c)	The Seller has the knowledge and experience in financial and business matters necessary to make Seller capable of evaluating the merits and risks of an investment in the Shares.

(d)	The Seller has had the opportunity to ask questions and receive answers concerning CANB and the terms and conditions of the issuance of the Shares, and to obtain any of an investment in the Shares. The Seller has obtained all the infonnation it desires in connection with the Shares.

(e)	The Seller is acquiring the Shares solely for the Shareholders’ own account and not with a view to or for resale in connection with any distribution of the Shares.

(f)	The Seller is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933.

Section 2.11 Accuracy of Representations and Warranties. None of the representations or warranties of Seller contain or will contain as of Closing or Escrow Termination Date any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

Article m. REPRESENTATIONS OF BUYER

Buyer and CANB (“Buyer Parties”) represents and warrants to Seller as follows:

Section 3.0I Company Existence. Buyer is a limited liability company duly organized and legally existing under the laws of the state of New York. CANB is a corporation duly organized and legally existing under the laws of the state of Florida. Buyer Parties have all requisite corporate or individual power and authority to enter into this Agreement and to perform their obligations hereunder.

Section 3.02 Authorization. The execution, delivery, and performance of this Agreement and the related agreements have been duly authorized and approved by the respective management of Buyer Parties. This Agreement constitutes a valid and binding agreement of Buyer Parties, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, or similar laws affecting the enforcement of creditors’ rights or by the application of general principles of equity.

Section 3.03 Brokers and Finders. Buyer Parties have not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment.

Section 3.04 No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by Buyer Parties of this Agreement will not result in a breach or violation of, or constitute a default under, Buyer Parties’ respective governing documents or any material agreement to which Buyer Parties are bound.

Section 3.05 Shares. At Closing the Shares will be newly issued and valid! authorized.

Section 3.06 Accuracy of Representations and Warranties. None of the representations or warranties of Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

Article IV. COVENANTS OF SELLER

Section 4.01 Seller’s Use of Assets Before Escrow Termination Date. Seller agrees that between the date of this Agreement and the Escrow Termination Date:

(a)	Continue to use the Assets in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and continued operation;

(b)	Not assign, sell, lease, license or otherwise transfer or dispose of any of the Assets;

(c)	Use the Assets and create Derivative Assets solely for Buyer’s benefit; and

(d)	Notify Buyer promptly in the event of any material change in the Assets or Seller’s business or any material adverse change in the financial condition of Seller or of any breach of a representation or warranty provided in this Agreement.

Section 4.02 Conditions and Best Efforts. Seller will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of its obligations under this Agreement, and will do all acts and things as may be required to carry out its obligations under this Agreement.

Section 4.03 No Negotiations with Others. Except as otherwise permitted by this Agreement, or with Buyer’s prior written consent, Seller will refrain, and will cause Seller’s officers, directors, and employees and any investment banker, lawyer, accountant, or other agent retained by Seller to refrain, from initiating or soliciting any inquiries or making any proposals with respect to, or engaging in negotiations concerning, or providing any confidential information or data to, or having any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Seller.

Section 4.04 Non-Competition and Non-Solicitation. Seller understands that Buyer Parties will incur substantial costs, time and expense in establishing relationships and goodwill with various persons and businesses. Seller acknowledges that this goodwill is the property of Buyer Parties. Seller acknowledges that this section is necessary to protect investment and goodwill of Buyer Parties in their businesses and in these relationships.

(a)	Seller agrees for itself and its principals that they shall not in any way, from execution of this Agreement until the date two (2) years following the Escrow Termination Date, enter into any competing business or, directly or indirectly, own or participate in the the Assets, or pad production containing CBD. For purposes of this Agreement, the term “competing business” means any person, business, service provider, operation or other program that offers products or services similar to those offered by Buyer Parties.

(b)	Seller agrees not to solicit any third party for the pwpose of creating any business relationship that competes with the business of Buyer, or the sale any products which compete with or are similar in pmpose to the Products or contain CBD to any person, business or entity as of the date of closing.

Section 4.05 Potential Customers. If Seller receives knowledge of a potential customer for the Products, it will not engage the potential customer directly and will promptly notify Buyer of such potential customer, and if the potential customer’s needs cannot be met for reasons of quality, price, volume, and delivery or similar issues, then Seller is clear and free to further engage Potential Customers at will for any reason with no colflict with Buyer.

Section 4.06 Press Releases. No notice to customers, press release, or other public announcement concerning the transactions contemplated by this Agreement will be made by Seller without Buyer’s prior written consent.

Article V. INDEMNIFICATION AND SURVIVAL

Section 5.01 Survival of Representations and Warranties. All representations and warranties made in this Agreement will survive the Closing and Escrow Termination Date of this Agreement.

Section 5.02 Seller’s Indemnification. Seller agrees to indemnify, defend, and hold Buyer Parties and their respective directors, officers, principals, shareholders, agents, successors, and assigns harmless from and against any and all claims, liabilities, obligations, costs, expenses, and reasonable attorney fees (collectively, “Damages”) arising out of or related to:

(a)	Any breach or inaccuracy of any obligation, representation or warranty of Seller made in this Agreement;

(b)	Any failure by Seller to perform any covenant required to be performed by it pursuant to this Agreement;

(c)	Any liability or obligation of Seller arising out of or in connection with the ownership, use, condition, maintenance, or operation of the Assets by Seller prior to the Escrow Termination Date; and

(d)	Any infringement claims relating to the Assets prior to the Escrow Termination Date.

(e)	The forgoing indemnification will not apply to any Damage caused by Buyer Parties’ willful misconduct or gross negligence.

Section 5.03 Buyer’s Indemnification. Buyer agrees to defend, indemnify, and hold harmless Seller its directors, officers, principals, shareholders, agents, successors and assigns from and against all Damages arising out of or related to:

(a)	Any breach or inaccuracy of any representation or warranty of Buyer made in this Agreement;

(b)	Any failure by Buyer to perform any covenant required to be performed by it pursuant to this Agreement; and

(c)	Any liability or obligation relating to the Assets that arises following the Escrow Termination Date.

(d)	The forgoing indemnification will not apply to any Damage caused by Seller’s willful misconduct or gross negligence.

Section 5.04 Indemnification Procedure.

(a)	Third-Party Claims.

(i)	Each indemnified party will, with reasonable promptness after obtaining knowledge thereof, provide the indemnifying party with written notice of all third-party actions, suits, proceedings, claims, demands, or assessments that may be subject to the indemnification provisions of this Section (collectively, “Third-Party Claims”), including, in reasonable detail, the basis for the claim, the nature of Damages, and a good-faith estimate of the amount of Damages.

(ii)	The indemnifying party will have fifteen (15) days after its receipt of the claim notice to notify the indemnified party in writing whether the indemnifying party agrees that the claim is subjj)Ct to Section and, if so, whether the indemnifying party elects to undertake, conduct, and control, through counsel of its choosing (subject to the consent of the indemnified party, such consent not to be withheld unreasonably), and at its sole risk and expense, the good-faith settlement or defense of the Third-Party Claim.

(iii)

If within fifteen (15) days after its receipt of the claim notice, the indemnifying party notifies the indemnified party that it elects to undertake the good-faith settlement or defense of the Third-Party Claim, the indemnified party will reasonably cooperate with the indemnifying party in connection therewith, including, without limitation, by making available to the indemnifying party all relevant information material to the defense of the Third-Party Claim. The indemnified party will be entitled to participate in the settlement or defense of the Third-Party Claim, at its own expense, through counsel chosen by the indemnified party. The indemnified party will have the right.to review any proposed settlement that would impose an obligation or duty on the indemnified party, and, if the indemnified party objects to such a settlement, the settlement may not be undertaken. As long as the indemnifying party is contesting the Third-Party Clai in good faith and with reasonable diligence, the indemnified party will not pay settle the Third-Party Claim. Notwithstanding the foregoing, the indemnified party will have the right to pay or settle any Third-Party Claim at any time as long as the indemnified party waives any right to indemnification for such claim from the indemnifying party.

(iv)	If the indemnifying party fails to provide notice that it elects to undertake the good-faith settlement or defense of the Third-Party Claim, or if the indemnifying party fails to contest the Third-Party Claim or to undertake or approve settlement in good faith and with reasonable diligence, the indemnified party will thereafter have the right to contest, settle, or compromise the Third-Party Claim at its exclusive discretion, at the risk and expense of the indemnifying party, and the indemnifying party will thereby waive any claim, defense, or argument that the indemnified party’s defense or settlement of such Third-Party Claim is in any respect inadequate or unreasonable.

(v)	A party’s failure to give timely notice will not constitute a defense (in part or in whole) to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the indemnifying party.

(b)	Claims Other than Third-Party Claims.
(i)	Each indemnified party will, with reasonable promptness, deliver to the indemnifying party written notice of all claims for indemnification under this Section, other than Third-Party Claims, including, in reasonable detail, the basis for the claim, the nature of the Damages, and a good-faith estimate of the amount of the Damages.

(ii)	The indemnifying party will have thirty (30) days after its receipt of the claim notice to notify the indemnified party in writing regarding :whether the indemnifying party accepts or disputes liability for all or any part of the Damages described in the claim notice. If the indemnifying party does not so notify the indemnified party, the indemnifying party will be deemed to accept liability for all the Damages described in the claim notice.

(iii)	A party’s failure to give timely notice will not constitute a defense (in part or in whole) to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the indemnifying party.

Section 5.05 In the event of any Damages for which Buyer has a right to indemnity under this Agreement, Buyer will be entitled to offset the amount of such Damages against any unpaid amount of the Purchase Price remaining payable. On giving notice of a claim for indemnity pursuant to this Section, Buyer will have the right to withhold payment of that portion of the Purchase Price that equals the amount of the estimated Damages, and such withholding will not constitute a default under this Agreement. The right to indemnification for Buyer will not be limited to the amount of setoff under this section.

Article VI. TERMINATION OF AGREEMENT

Section 6.01 Right of Parties to Terminate.

(a)	This Agreement may be terminated by Buyer if Seller breaches any of its obligations under this Agreement in any material respect, including not supplying the Components as requested by Buyer, which breach is not cured within sixty (60) days from the date of breach. Upon termination by Buyer or by Seller for any reason other than those listed in Subsection (b) below, the Escrow Termination Date will be triggered, and the Assets will be released from Escrow to Buyer.

(b)	This Agreement may be terminated by Seller in writing if Buyer fails to purchase at least $50,000.00 of Components per year from Seller, in which case the Assets will be returned to Seller and the parties will have no further obligations to each other.

Article VII. MISCELLANEOUS PROVISIONS

Section 7.01 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersede any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

Section 7.02 Waiver. Any provision or condition of this Agreement may be waived at any time, in writing, by the party entitled to the benefit of such provision or condition. Waiver of any breach of any provision will not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

Section 7.03 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of New York without reference to, and regardless of, any applicable choice or conflicts oflaws principles.

Section 7.04 Execution of Agreement; Counterparts; Electronic Signatures.

(a)	This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being undeistood that all parties need not sign the same counterparts.

(b)	The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf’) fonn, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all pUipOSes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Section 7.05 Further Assurances. Each of the parties hereto shall from time to time at the request of another party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and taice such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

Section 7.06 Effect of Headings, Schedules and Exhibits. The subject headings of the paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions. All schedules and exhibits to this Agreement are incorporated into and made part of this Agreement as if set forth in their entirety in this Agreement.

Section 7.07 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision hereof is determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, such provision shall be limited to the extent necessary to make it valid and enforceable, or if necessary, severed from this Agreement, and the remainder of the Agreement shall be in full force and effect.

Section 7.08 Attorneys’ Fees. If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys’ fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party(ies).

Section 7.09 Amendment and Termination. Except as provided in Section 4.04 of, this Agreement may be amended or terminated only upon a writing executed by both Buyer and Seller.

Section 7.10 Equitable Relief. Each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement.

Section 7.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Buyer and Sellers and their respective successors and assigns. Whenever appropriate in this Agreement, references to Buyer or Sellers shall be deemed to refer to such company’s successors or assigns. Notwithstanding, no party may assign this Agreement without the written consent of the other parties.

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LICENSE AND ACQUISITION AGREEMENT

IN WITNESS WHEREOF, the parties enter into this Agreement as of the Effective Date first above written.

“SELLER”	“BUYER”
Hudilab, Inc. d/b/a/ Endless Relief, a Colorado corporation	Pure Health Products, LLC, a New York limited liability company

By:	By:
Printed:	Printed:	Pasquale, Ferro
Title:	Title:	President

“CANB”
Canbiola, Inc.,
a Florida corporation

By:
	Printed:	Marco Alfonsa
	Title:	CEO